UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – February 28, 2007

Commission File Number: 000-32745

SHEARSON FINANCIAL NETWORK
(Exact name of registrant as specified in its charter)

Nevada	88-0471353
(State or jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2470 St. Rose Parkway, Suite 314
Henderson, Nevada 89074

(Address of principal executive offices, including zip code)

(702)  868-7900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SHEARSON FINANCIAL NETWORK, INC.

Item 1.01	Entry into a Material Definitive Agreement

On February 28, 2007, Shearson Home Loans (“SHL or the Company”), a wholly owned subsidiary of Shearson Financial Network, Inc.,  entered into a Joint Venture Agreement Operating (“Agreement”)by and between the Company and Stinson Financial Group, Inc. (“SFG”), dated February 28, 2007.  The parties have no material relationship with the Company or its affiliates other than in respect to the material definitive agreement.

The Agreement allows for the formation of a LLC to engage in originating mortgage loans for a period of one year, automatically renewable for an additional year, unless either party notifies the other of the intent not to renew within 90 days prior to the scheduled expiration.  The Joint Venture shall be conducted by SFG and SHL through the LLC.  SHL and SFG shall each own their respective interests in the LLC through SHL with 50%, and SFG with 50% in such LLC.  An initial contribution of $1,000 shall be directed to the benefit of the LLC from both SHL and SFG.

Item 9.01	Financial Statements, Financial Information and Exhibits.

(b)	Exhibits

5.4	Joint Venture Agreement Operating, dated February 28, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Date: March 9, 2007	SHEARSON FINANCIAL NETWORK

By: /s/ Michael A. Barron
Michael A. Barron
Chief Executive Officer and President